Exhibit 99.1

                    Popular and Quaker City Announce Merger

     SAN JUAN, Puerto Rico & CHICAGO & WHITTIER, Calif.--(BUSINESS WIRE)--March 19, 2004--Popular, Inc. (Nasdaq:BPOP) and Quaker City Bancorp, Inc. (Nasdaq:QCBC) jointly announced today the signing of a definitive merger agreement pursuant to which Popular will acquire all of the common stock of Quaker City at the price of $55 cash per share. The acquisition, subject to regulatory approval, the approval of Quaker City's stockholders, and other customary closing conditions, is expected to be completed in the third calendar quarter of this year.
     Quaker City is a savings and loan holding company for Quaker City Bank, based in Whittier, California. Quaker City Bank operates 27 retail full service branches in Southern California, including 16 inside Wal-Mart stores. At December 31, 2003, Quaker City reported total assets of $1.8 billion and total deposits of $1.1 billion.
     Popular is a $36 billion bank holding company based out of San Juan, Puerto Rico and operates two principal bank subsidiaries, Banco Popular de Puerto Rico and Banco Popular North America. Banco Popular North America operates 100 full service branches in six states, including 17 in Southern California, and reported total assets of $6.1 billion and deposits of $5.1 billion at December 31, 2003. Following regulatory approval, Quaker City will be merged into Banco Popular North America. As a result, Banco Popular will operate 44 full service branches and have consolidated assets of approximately $2.4 billion in Southern California.
     "This acquisition reinforces our commitment to serving the needs of individuals and small businesses in the United States and greatly expands our California banking presence," said Richard L. Carrion, Chairman, President and CEO of Popular, Inc.
     Rick McGill, Chief Executive Officer of Quaker City, added, "We are pleased with the proposed merger. A cornerstone of Popular's 110-year-old banking business is its commitment to its customers and communities. Quaker City product offerings will be expanded and existing account relationships will not change. No branches will be closed as a result of the merger and Banco Popular North America will continue to support local charitable organizations as Quaker City has in the past."
     "Quaker City Bank customers will now have access to increased business banking and cash management products, and Banco Popular customers in California will benefit from expertise in retail banking and residential and multifamily lending. Both Quaker City and Banco Popular employees will have more career opportunities as part of a larger, faster growing organization," said Roberto R. Herencia, President of Banco Popular North America.

     For further information regarding this transaction, please contact Rick McGill of Quaker City at 562-907-2275 or Roberto R. Herencia of Banco Popular North America at 847-994-6599, or Jorge A. Junquera, Chief Financial Officer of Popular, Inc. at 787-754-1685.

     Forward Looking Statements

     This press release contains forward-looking statements with respect to the financial condition, results of operation and businesses of Popular and Quaker City within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements that relate to future financial performance and condition, and pending mergers. These forward-looking statements, including whether the merger will be completed or, if completed, whether the merger will be completed in the third calendar quarter of this year, involve certain risks and uncertainties, many of which are beyond the Company's control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others: (1) the success of Popular at integrating Quaker City into its organization; (2) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer to realize than expected; (3) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (4) operating costs and business disruption, including difficulties in maintaining relationships with employees, customers or suppliers, may be greater than expected following the transaction; (5) deterioration in general economic conditions, internationally, nationally or in the State of California; (6) increased competitive pressure among financial services companies; (7) legislative or regulatory changes, or the adoption of new regulations, adversely affecting the businesses in which Popular and/or Quaker City engage; (8) the impact of terrorist acts or military actions; and (9) other risks detailed in reports filed by each of Popular and Quaker City with the Securities and Exchange Commission ("SEC"). Forward-looking statements speak only as of the date they are made, and Popular and Quaker City disclaim any duty to update any forward-looking statements after the date that such statement is made.

     Important Information

     Quaker City intends to file a proxy statement and Popular and Quaker City intend to file other documents relating to the proposed acquisition with the SEC. Before making any voting or investment decision, investors and security holders of Quaker City are urged to carefully read the entire definitive proxy statement, when it becomes available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed acquisition. A definitive proxy statement will be sent to the stockholders of Quaker City seeking their approval of the proposed acquisition. Investors and stockholders of Quaker City may obtain a free copy of the definitive proxy statement, when it becomes available, and other documents filed with, or furnished to, the SEC by Quaker City and/or Popular at the SEC's web site at http://www.sec.gov. In addition, a copy of the definitive proxy statement, when it becomes available, and other documents filed with the SEC by Quaker City will be available free of charge from Quaker City's website at www.quakercitybank.com or from its Investor Relations Department, Attn: Kathryn M. Hennigan, Quaker City Bancorp, Inc., 7021 Greenleaf Avenue, Whittier, California 90602-1300.

     Quaker City, its directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies to approve the merger. Information about the executive officers and directors of Quaker City and their ownership of and interests in Quaker City common stock may be obtained from Quaker City's definitive proxy statement for its 2003 Annual Meeting of Stockholders, as filed with the SEC on October 9, 2003. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

    CONTACT: Quaker City Bancorp, Inc., Whittier
             Rick McGill, 562-907-2275
             Dwight L. Wilson, 562-907-2241
               or
             Popular, Inc.
             Jorge A. Junquera, 787-754-1685
             Roberto R. Herencia, 847-994-6599